CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 157 to File No. 033-42484; Amendment No. 158 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated June 28, 2011, included in the Cambiar Funds 2011 Annual Report to shareholders.

                                                /S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 26, 2011